Exhibit 99.1

For immediate release:

Bank of Commerce Holdings™ announces Third Quarter 2011 Earnings

REDDING, California, October 28, 2011/ PR Newswire — Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ: BOCH), a $928.2 million bank holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™

(a division of Redding Bank of Commerce), and Bank of Commerce Mortgage™ today reported net income available to common shareholders of $1.7 million and diluted earnings per share (“EPS”) of $0.10 for the third quarter 2011.

Key Financial Items for the Third Quarter 2011:

•

Net Income available to common shareholders of $1.7 million reflects a 31% increase over the $1.25 million reported for the quarter ended September 30, 2010, and a 36.8% increase over the $1.3 million recorded for the second quarter 2011.

•	Diluted EPS of $0.10 compares to $0.08 reported for the same period a year ago and $0.07 for prior quarter ended June 30, 2011.

•	Loan loss provisions for the third quarter were $2.2 million compared to $4.4 million for the third quarter 2010 and $2.6 million for the prior quarter ended June 30, 2011.

•	Nonperforming assets represented 2.30% of total assets in the current period versus 2.49% for the quarter ended June 30, 2011.

•	Non-maturing core deposits increased $35.5 million or 11% from a year ago September 30, 2010.

•

Mortgage banking revenue for the three months ended September 30, 2011 increased by 32% compared to the same period a year ago, primarily driven by increased origination and refinancing activities due to lower market rates.

Patrick J. Moty, President and CEO commented: “We are delighted to report a continuing trend of sound financial performance. The Company’s third quarter results reflect a sizeable increase in residential mortgage originations from Bank of Commerce Mortgage, and our continuing efforts in maintaining a solid net interest margin and aggressively managing through problematic assets. ”

Table 1 below shows summary financial information for the quarters ended September 30, 2011 and 2010, and June 30, 2011.

Table 1

SUMMARY FINANCIAL INFORMATION

(Shares and dollars in thousands)	Quarter ended September 30, 2011	Quarter ended September 30, 2010	Change	Quarter ended June 30, 2011	Change
Selective quarterly performance ratios
Return on average assets, annualized	0.91%	0.67%	0.24%	0.65%	0.26%
Return on average equity, annualized	7.45%	5.95%	1.50%	5.53%	1.92%
Efficiency ratio for quarter to date	56.32%	50.93%	5.39%	64.68%	-8.36%
Share and Per Share figures - Actual
Common shares outstanding at period end	16,991	16,991	—	16,991	—
Weighted average diluted shares	16,991	16,991	—	16,991	—
Income per diluted share	$0.10	$0.08	$0.02	$0.07	$0.03
Book value per common share	$5.30	$5.05	$0.25	$5.23	$0.07
Tangible book value per common share	$4.95	$4.73	$0.22	$4.88	$0.06

Capital Ratios

	September 30, 2011	September 30, 2010	Change	June 30, 2011	Change
Bank of Commerce Holdings
Tier 1 risk based capital ratio	14.80%	14.58%	0.22%	15.75%	-0.95%
Total risk based capital ratio	16.05%	15.84%	0.21%	17.00%	-0.95%
Leverage ratio	13.82%	12.59%	1.23%	12.87%	0.95%
Redding Bank of Commerce
Tier 1 risk based capital ratio	15.20%	14.28%	0.92%	15.76%	-0.56%
Total risk based capital ratio	16.45%	15.54%	0.91%	17.02%	-0.57%
Leverage ratio	13.05%	11.52%	1.53%	12.16%	0.89%

As indicated in Table 1 above, Bank of Commerce Holdings (the “Company”) continues to remain well capitalized. At September 30, 2011, the Company’s Tier 1 and Total risk based capital ratios measured 14.80% and 16.05% respectively, while the leverage ratio was 13.82%.

Return on average assets (ROA) and return on average equity (ROE) for the three months ended September 30, 2011, was 0.91% and 7.45%, respectively compared with 0.67% and 5.95% for the three months ended September 30, 2010. The increase in ROA and ROE for the three months ended September 30, 2011 compared with the same period a year ago, was primarily driven by lower provision expense, and decreased interest expense on deposits and borrowings, offset by decreased yields in the loan portfolio. In addition, the Company experienced disproportional decreases in total average assets, and average earning assets, while continuing to maintain consistent period over period net interest margins. The Company continues to experience decreased yields in the loan portfolio due to the combination of, downward rate adjustments of variable rate loans, pay offs of higher yielding loans, and the transfer of existing loans to nonaccrual status.

Balance Sheet Overview

As of September 30, 2011, the Company had total consolidated assets of $928.2 million, total net portfolio loans of $579.0 million, Allowance for loan losses of $10.6 million, total deposits of $650.6 million, and stockholders’ equity of $112.8 million.

Overall, the net portfolio loan balance decreased modestly for the three months ended September 30, 2011 compared to the same period a year ago. The Company’s net loan portfolio was $579.0 million at September 30, 2011, compared with $595.6 million at September 30, 2010, a decrease of $21.5 million, or 3%. The decrease was primarily driven by net payoffs, and specific charge offs of principal balances.

Table 2

PERIOD END LOANS

(Dollars in thousands)	September 30, 2011	% of Total	September 30, 2010	% of Total	Change		June 30, 2011	% of Total
					Amount	%
Commercial	$147,495	25%	$134,612	22%	$12,883	10%	$140,610	24%
Real estate loans
Construction	24,257	4%	43,942	7%	(19,685)	-45%	26,357	4%
Commercial (investor)	215,781	37%	215,117	35%	664	—%	218,535	37%
Commercial (owner occupied)	64,963	11%	72,093	12%	(7,130)	-10%	68,327	11%
ITIN loan pool	66,365	11%	72,299	12%	(5,934)	-8%	67,675	11%
Other mortgage	19,653	3%	19,345	3%	308	2%	22,116	4%
Equity lines	45,593	8%	47,963	8%	(2,370)	-5%	46,850	8%
Consumer	5,400	1%	5,691	1%	(291)	-5%	5,271	1%
Other loans	101	—%	89	—%	12	13%	91	—%

Gross loans	589,608	100%	611,151	100%	(21,543)	-4%	595,832	100%
Less:
Deferred loan fees, net	11		124		(113)	-91%	51
Allowance for loan losses	10,590		15,452		(4,862)	-31%	13,363

Net portfolio loans	$579,007		$595,575		$(16,568)	-3%	$582,418

Yield on loans	5.67%		6.05%			-0.38%	5.74%

Table 3

PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES

(Dollars in thousands)	September 30, 2011	% of Total	September 30, 2010	% of Total	Change		June 30, 2011	% of Total
					Amount	%
Cash equivalents:
Cash and due from banks	$30,961	14%	$27,763	12%	$3,198	12%	$19,091	9%
Interest bearing due from banks	27,476	12%	43,188	18%	(15,712)	-36%	29,225	14%

	58,437	26%	70,951	30%	(12,514)	-18%	48,316	23%
Investment Securities:
U.S. Treasury and agency	4,012	2%	31,269	13%	(27,257)	-87%	21,982	10%
Obligations of state and political subdivisions	60,417	27%	65,116	27%	(4,699)	-7%	57,881	27%
Mortgage backed securities	46,169	21%	65,733	28%	(19,564)	-30%	39,309	19%
Corporate securities	35,521	16%	—	—%	35,521	100%	23,432	11%
Other asset backed securities	19,585	8%	4,807	2%	14,778	307%	19,580	10%

	165,704	74%	166,925	70%	(1,221)	-1%	162,184	77%

Total cash equivalents and investment securities	$224,141	100%	$237,876	100%	$(13,735)	-6%	$210,500	100%

Yield on cash equivalents and investment Securities	2.32%		2.63%				2.68%

The Company continued to maintain a strong liquidity position during the reporting period. As of September 30, 2011 the Company maintained cash positions at the Federal Reserve Bank (FRB) and correspondent banks in the amount of $31.0 million. The Company also held certificates of deposits with other financial institutions in the amount of $27.5 million, which the Company considers highly liquid.

The Company continues to maintain a relatively low-risk, liquid available-for-sale investment portfolio. This resource is utilized as a source of liquidity to fund other higher yielding asset opportunities, such as mortgage loan originations when required. Investment securities totaled $165.7 million at September 30, 2011, compared with $162.2 million at June 30, 2011. The $3.5 million, or 2.17% increase primarily reflected net purchase activity relating to municipal bonds, residential mortgage backed securities, and corporate securities, offset by sales of U.S treasuries and agencies. During the three months ended September 30, 2011, the Company sold securities with the objective of repositioning the portfolio to shorten duration. The Company recognized $532 thousand in gains on sales of securities for the three months ended September 30, 2011.

At September 30, 2011, the Company’s net unrealized gain on available-for-sale securities was $2.0 million, compared with an $809 thousand net unrealized gain at June 30, 2011. The favorable change in net unrealized gains was primarily due to increases in the fair values of the Company’s municipal bond portfolio, primarily driven by decreases in long term interest rates.

Table 4

QUARTERLY AVERAGE DEPOSITS BY CATEGORY

	Q3 2011	% of Total	Q3 2010	% of Total	Change		Q2 2011	% of Total
(Dollars in thousands)					Amount	%
Demand deposits	$99,087	15%	$94,038	15%	$5,049	5%	$91,608	14%
Interest bearing demand	167,489	26%	152,043	23%	15,446	10%	147,802	23%

Total checking deposits	266,576	41%	246,081	38%	20,495	8%	239,410	37%
Savings	94,287	14%	79,272	12%	15,015	19%	93,111	15%

Total non-time deposits	360,863	55%	325,353	50%	35,510	11%	332,521	52%
Time deposits	290,811	45%	319,492	50%	(28,681)	-9%	306,668	48%

Total deposits	$651,674	100%	$644,845	100%	$6,829	1%	$639,189	100%

Weighted average rate on total deposits	1.13%		1.41%				1.25%

Third quarter 2011 average total deposits of $651.7 million increased 1% or $6.8 million from the third quarter in 2010.

Operating Results for the Third Quarter 2011

Through a proactive and aggressive management of problem credits, and the maintenance of a relatively healthy net interest margin, the Company has remained profitable during the economic downturn. Accordingly, the Company continues to be well positioned to take advantage of growth opportunities in the coming years. Net income attributable to Bank of Commerce Holdings was $2.0 million for the three months ended September 30, 2011, compared with $1.5 million for the three months ended June 30, 2011, and $1.6 million for the three months ended September 30, 2010. Net income available to common stockholders was $1.7 million for the three months ended September 30, 2011, compared with $1.3 million for the three months ended June 30, 2011, and $1.3 million for the three months ended September 30, 2010. During the third quarter of 2011, diluted earnings per share increased $0.03 per share when compared to the second quarter of 2011, and increased $0.02 per share compared to the third quarter of 2010.

The Company continued to pay cash dividends of $0.03 per share during the third quarter, consistent with the three months ended June 30, 2011 and September 30, 2010.

Table 5

SUMMARY INCOME STATEMENT

	Q3 2011	Q3 2010	Change		Q2 2011	Change
(Dollars in thousands)			Amount	%		Amount	%
Net interest income	$8,446	$8,678	$(232)	-3%	$8,517	$(71)	-1%
Provision for loan and lease losses	2,211	4,450	(2,239)	-50%	2,580	(369)	-14%
Noninterest income	5,301	5,648	(347)	-6%	3,625	1,676	46%
Noninterest expense	7,742	7,296	446	6%	7,854	(112)	-1%

Income before income taxes	3,794	2,580	1,214	47%	1,708	2,086	122%
Provision for income taxes	1,403	916	487	53%	216	1,187	550%

Net income	2,391	1,664	727	44%	1,492	899	60%
Less: Net income attributable to noncontrolling interest	348	105	243	231%	6	342	+100%

Net income attributable to Bank of Commerce Holdings	2,043	1,559	484	31%	1,486	557	37%
Less: preferred dividend and accretion on preferred stock	334	235	99	42%	235	99	42%

Income available to common shareholders	$1,709	$1,324	$385	29%	$1,251	$458	37%

Basic earnings per share	$0.10	$0.08	$0.02	25%	$0.07	$0.03	43%
Diluted earnings per share	$0.10	$0.08	$0.02	25%	$0.07	$0.03	43%
Cash dividends declared per share	$0.03	$0.03	$—	—%	$0.03	$—	—%

Table 6

NET INTEREST SPREAD AND MARGIN

	Q3 2011	Q3 2010	Change Amount	Q2 2011	Change Amount
(Dollars in thousands)
Yield on average interest earning assets	4.87%	5.10%	-0.23%	4.83%	0.04%
Rate on average interest bearing liabilities	1.18%	1.45%	-0.27%	1.20%	-0.02%

Net interest spread	3.69%	3.65%	0.04%	3.63%	0.06%
Net interest margin on a tax equivalent basis	4.03%	4.02%	0.01%	3.97%	0.06%

Average earning assets	$859,919	$884,464	$(24,545)	$881,887	$(21,968)
Average interest bearing liabilities	$686,422	$716,942	$(30,520)	$711,513	$(25,091)

Net interest income for the three months ended September 30, 2011 was $8.4 million, an decrease of $232 thousand or 3% compared to the same period in 2010, and a decrease of $71 thousand or 1% compared with three months ended June 30, 2011. Net interest income for the three months ended September 30, 2011 compared to the same period a year ago, was negatively impacted by lower yields in the loan portfolio, partially offset by lower volume of FHLB advances and certificates of deposits, and lower funding costs relating to the certificate of deposits and floating rate junior subordinated debentures.

The net interest margin (net interest income as a percentage of average interest earning assets) on a fully tax-equivalent basis was 4.03% for the three months ended September 30, 2011, a decrease of 1basis point as compared to the same period in 2010.

Table 7

NONINTEREST INCOME

(Dollars in thousands)	Q3 2011	Q3 2010	Change		Q2 2011	Change
			Amount	%		Amount	%
Service charges on deposit accounts	$50	$63	$(13)	-21%	$52	$(2)	-4%
Payroll and benefit processing fees	99	107	(8)	-7%	102	(3)	-3%
Earnings on cash surrender value – bank owned life insurance	117	112	5	4%	119	(2)	-2%
Net gain on sale of securities available-for-sale	532	179	353	197%	655	(123)	-19%
Gain on settlement of put reserve	—	1,750	(1,750)	-100%	—	—	—%
Merchant credit card service income, net	39	65	(26)	-40%	33	6	18%
Mortgage banking revenue, net	4,346	3,281	1,065	32%	2,550	1,796	70%
Other income	118	91	27	30%	114	4	4%

Total noninterest income	$5,301	$5,648	$(347)	-6%	$3,625	$1,676	46%

For the three months ended September 30, 2011, the Company recorded service charges on deposit accounts of $50 thousand compared to $63 thousand for the same period a year ago. The decrease in service charges was primarily attributable to the discontinuance of the Overdraft Privilege product, and decreased analysis fees charged to customers.

For the three months ended September 30, 2011, Company recorded earnings on cash surrender value Bank owned life insurance of $117 thousand compared to $112 thousand for the same period a year ago. The increased income was primarily attributable to one time accrual adjustments, and the purchase of an additional policy.

For the three months ended September 30, 2011, the Company recorded securities gains of $532 thousand compared to securities gains of $179 thousand for the same period a year ago. The increased gains during the three months ended September 30, 2011 compared to the same period a year ago, resulted from increased sales activity pursuant to repositioning of the available-for-sale investment portfolio to shorten duration.

For the three months ended September 30, 2011, the Company recorded merchant credit card income of $39 thousand compared to $65 thousand for the same period a year ago. During the first quarter of 2011, approximately 50% of the merchant credit card portfolio was sold to an independent third party, resulting in additional revenues of $225 thousand. Accordingly, merchant credit card income for the three months ended September 30, 2011 is down 40% compared to the same period a year ago.

Mortgage banking revenue for the three months ended September 30, 2011 increased by 32% compared to the same period a year ago, primarily driven by increased origination and refinancing activity due to lower market interest rates.

For the three months ended September 30, 2011, the Company recorded other noninterest income of $118 thousand compared to $91 thousand for the same period a year ago. The increase in other noninterest income was primarily related to immaterial reclassification adjustments.

Table 8

NONINTEREST EXPENSE

(Dollars in thousands)	Q3 2011	Q3 2010	Change		Q2 2011	Change
			Amount	%		Amount	%
Salaries and related benefits	$4,994	$4,162	$832	20%	$4,068	$926	23%
Occupancy and equipment expense	742	952	(210)	-22%	800	(58)	-7%
Write down of other real estate owned	—	129	(129)	-100%	370	(370)	-100%
FDIC insurance premium	300	250	50	20%	363	(63)	-17%
Data processing fees	92	52	40	77%	91	1	1%
Professional service fees	513	216	297	138%	595	(82)	-14%
Deferred compensation expense	136	126	10	8%	131	5	4%
Stationery and supplies	63	35	28	80%	88	(25)	-28%
Postage	47	58	(11)	-19%	44	3	7%
Directors expense	67	56	11	20%	67	—	—%
Other expenses	788	1,260	(472)	-37%	1,237	(449)	-36%

Total noninterest expense	$7,742	$7,296	$446	6%	$7,854	$(112)	-1%

Noninterest expense includes salaries and benefits, occupancy and equipment, write down of other real estate owned (OREO), FDIC insurance assessments, director fees, and other expenses. Other expenses include overhead items such as utilities, telephone, insurance and licensing fees, and business travel. Noninterest expense for the three months ended September 30, 2011 was $7.7 million compared to $7.3 million during the same period in 2010, and $7.9 million for the second quarter 2011.

Salaries and related benefits for the three months ended September 30, 2011 increased by $832 thousand or 20%, compared to the same period a year ago, and increased by $926 thousand compared to the second quarter of 2011. During the second quarter of 2011, the mortgage subsidiary transitioned existing loan officers from a commission based compensation plan to a salary based compensation plan, which resulted in increased salary expense. Prior to the transition, commission expenses were recorded in net mortgage banking revenues. Furthermore, during late second quarter of 2011, the mortgage subsidiary added several new branches resulting in increased salary expense during the three months ended September 30, 2011.

Occupancy and equipment expense for the three months ended September 30, 2011 decreased by $210 thousand or 22%, compared to the same period a year ago, and decreased by $58 thousand compared to the second quarter of 2011. The decrease in occupancy and equipment expense was primarily driven by decreased rent expense, and decreased equipment repairs expenses.

Write down of the Company’s OREO decreased by $129 thousand compared to the same period a year ago, and decreased $370 thousand when compared to the second quarter of 2011. The OREO charges during the periods presented were primarily associated with a commercial real estate property where management identified impairment and appropriately reduced the property’s carrying value.

FDIC insurance premium expense for the three months ended September 30, 2011 increased by $50 thousand or 20%, compared to the same period a year ago. The increase is primarily due to the FDIC’s revisions in deposit insurance assessments methodology for determining premiums, and prepayment true up adjustments.

Data processing expense for the three months ended September 30, 2011 increased by $40 thousand or 77%, compared to the same period a year ago. The increase is primarily attributable to new software additions and their associated licensing.

Professional service fees encompass audit, legal and consulting fees. The increase in the three months ended September 30, 2011 professional service fee expense compared to the same period a year ago was primarily driven by increased consulting fees related to network infrastructure, and increased legal fees related to mortgage loan officer compensation reform, both of which were recognized by the mortgage subsidiary.

Other expenses for the three months ended September 30, 2011 decreased by $472 thousand or 37.46%, compared to the same period a year ago, and decreased by $449 thousand compared to the three months ended June 30, 2011. The decrease in other expenses is primarily related to decreased loan losses recognized by the mortgage subsidiary, partially offset by increased losses on sale of OREO.

Table 9

ALLOWANCE ROLL FORWARD

(Dollars in thousands)	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010

Beginning balance	$13,363	$13,610	$12,841	$15,452	$12,767
Provision for loan loss charged to expense	2,211	2,580	2,400	4,550	4,450
Loans charged off	(5,355)	(3,166)	(1,966)	(7,324)	(1,883)
Loan loss recoveries	371	339	335	163	118

Ending balance	$10,590	$13,363	$13,610	$12,841	$15,452
Gross portfolio loans outstanding at period end	$589,608	$595,832	$602,980	$600,796	$611,151
Ratio of allowance for loan losses to total loans	1.80%	2.24%	2.26%	2.14%	2.53%
Nonaccrual loans at period end:
Commercial	$228	$901	$2,848	$2,302	$4,952
Construction	1,650	1,999	224	342	2,512
Commercial real estate	3,034	3,282	3,706	7,066	9,617
Residential real estate	14,010	12,741	11,705	10,704	7,997
Home equity	353	—	96	97	194

Total nonaccrual loans	$19,275	$18,923	$18,579	$20,511	$25,272
Accruing troubled debt restructured loans
Commercial	$—	$—	$—	$—	$—
Construction	—	108	2,328	2,804	2,327
Commercial real estate	16,811	17,304	3,619	3,621	2,929
Residential real estate	3,279	6,569	5,782	6,243	6,906
Home equity	426	429	396	—	—

Total accruing restructured loans	$20,516	$24,410	$12,125	$12,668	$12,162
All other accruing impaired loans	908	539	1,182	737	740

Total impaired loans	$40,699	$43,872	$31,886	$33,916	$38,174

Allowance for loan losses to nonaccrual loans at period end	54.94%	70.62%	73.25%	62.61%	61.14%
Nonaccrual loans to total loans	3.27%	3.18%	3.08%	3.41%	4.14%
Allowance for loan losses to impaired loans	26.02%	30.46%	42.68%	37.86%	40.48%

The Company continued to conservatively monitor credit quality during the period, and adjust the ALL accordingly. As such, the Company provided $2.2 million in provisions for loan losses for the three months ended September 30, 2011, compared with $4.5 million for the same period a year ago. The Company’s ALL as a percentage of total portfolio loans were 1.80% and 2.53% as of September 30, 2011, and September 30, 2010, respectively.

Net charge offs were $5.0 million for the three months ended September 30, 2011 compared with net charge offs of $1.8 million for the same period a year ago. The charge offs were centered in commercial real estate, commercial, and construction loans, where ongoing credit quality issues continue to surface. During the three months ended September 30, 2011, the Company recognized a significant charge off of $1.2 million due to a short pay-off settlement relating to a large commercial real estate loan. The continued weaknesses in the commercial loan portfolio are specifically centered on loans where the borrower’s business is tied to real estate. For the foreseeable future, the commercial real estate loan portfolio, and commercial loan portfolio will continue to be influenced by weakness in real estate values, the effects of high unemployment levels, and general overall weakness in economic conditions.

As of September 30, 2011, impaired loans totaled $41.0 million, of which $19.3 million were in nonaccrual status. Of the total impaired loans, $12.6 million or one hundred and forty-four were ITIN loans with an approximate average balance of $87 thousand. The ITIN loan pool represents residential mortgage loans made to legal United States residents without a social security number, and are geographically dispersed throughout the United States. The remaining impaired loans consist of two commercial loans, four construction loans, two commercial real estate loans, eleven non-ITIN residential mortgages, and sixteen home equity loans.

Loans are reported as Troubled Debt Restructurings (TDRs) when the Bank grants a concession(s) to a borrower experiencing financial difficulties that it would not otherwise consider. Examples of such concessions include a reduction in the loan rate, forgiveness of principal or accrued interest, extending the maturity date(s) significantly, or providing a lower interest rate than would be normally available for a transaction of similar risk.

TDRs are considered impaired loans, but are not necessarily placed on nonaccrual status at inception of TDR status. Rather, if the borrower is current to original loan terms at the time of the restructuring, and continues to pay as agreed to modified terms, the loan is reported as current. As of September 30, 2011, there were $6.9 million of impaired ITINs which were classified as TDRs with $4.1 million on nonaccrual.

As of September 30, 2011 the Company had $29.7 million in TDR’s compared to $32.4 million as of June 30, 2011. As of September 30, 2011, the Company had one hundred and one restructured loans that qualified as TDRs, of which forty-three loans were performing according to their restructured terms. TDRs represented 5.03% of gross portfolio loans, compared with 5.43% of gross portfolio loans at June 30, 2011.

Table 10

TROUBLED DEBT RESTRUCTURINGS

(Dollars in thousands)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Nonaccrual	$9,155	$7,959	$9,752	$11,977	$12,587
Accruing	20,516	24,410	12,125	12,668	12,162

Total troubled debt restructurings	$29,671	$32,369	$21,877	$24,645	$24,749
Percentage of total gross portfolio loans	5.03%	5.43%	3.63%	4.10%	4.05%

Table 11

NONPERFORMING ASSETS

(Dollars in thousands)	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Commercial	$228	$901	$2,849	$2,302	$4,952
Real estate construction
Commercial real estate construction	1,543	1,973	99	100	2,251
Residential real estate construction	107	26	125	242	261

Total real estate construction	1,650	1,999	224	342	2,512
Real estate mortgage
1-4 family, closed end 1st lien	4,205	3,002	1,634	1,166	1,204
1-4 family revolving	353	—	96	97	194
ITIN 1-4 family loan pool	9,805	9,739	10,071	9,538	6,751
Home equity loan pool	—	—	—	—	42

Total real estate mortgage	14,363	12,741	11,801	10,801	8,191
Commercial real estate	3,034	3,282	3,706	7,066	9,617

Total nonaccrual loans	19,275	18,923	18,580	20,511	25,272
90 days past due not on nonaccrual	373	953	743	—	682

Total nonperforming loans	19,648	19,876	19,323	20,511	25,954
Other real estate owned	1,665	1,793	3,868	2,288	2,020

Total nonperforming assets	$21,313	$21,669	$23,191	$22,799	$27,974
Nonperforming loans to total loans	3.33%	3.34%	3.20%	3.41%	4.25%
Nonperforming assets to total assets	2.30%	2.49%	2.53%	2.43%	3.03%

Table 12

OTHER REAL ESTATE OWNED ACTIVITY

(Dollars in thousands)	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010
Beginning balance	$1,793	$3,868	$2,288	$2,020	$2,039
Additions to OREO	129	407	2,099	3,680	215
Dispositions of OREO	(257)	(2,112)	(332)	(3,215)	(105)
OREO valuation adjustment	—	(370)	(187)	(197)	(129)

Ending balance	$1,665	$1,793	$3,868	$2,288	$2,020

At September 30, 2011 the Company’s recorded investment in OREO was $1.7 million. During the third quarter of 2011, the Company transferred two foreclosed properties aggregating $129 thousand to OREO with no associated charges to the allowance for loan losses for these foreclosed assets. During the third quarter 2011, the Company sold four properties aggregating $257 thousand for a net loss of $72 thousand, and did not record any additional write downs of existing OREO in other noninterest expense. The September 30, 2011 OREO balance consists of seven properties, of which six are secured with 1-4 family residential real estate in the amount of $490 thousand. The remaining property consists of improved commercial land in the amount of $1.2 million.

Table 13

INCOME STATEMENT

(Dollars in thousands, except for per share data)	Q3 2011	Q3 2010	Change		Q2 2011	Full Year 2010	Full Year 2009
			$	%
Interest income:
Interest and fees on loans	$9,013	$9,710	$(697)	-7%	$8,958	$38,034	$35,860
Interest on tax-exempt securities	470	465	5	1%	478	1,692	1,164
Interest on U.S. government securities	437	633	(196)	-31%	633	2,083	3,450
Interest on other securities	548	472	76	16%	577	1,616	855

Total interest income	10,468	11,280	(812)	-7%	10,646	43,425	41,329
Interest expense:
Interest on demand deposits	191	251	(60)	-24%	204	968	1,015
Interest on savings deposits	172	237	(65)	-27%	229	921	963
Interest on certificates of deposit	1,204	1,453	(249)	-17%	1,272	6,151	7,628
Securities sold under agreements to repurchase	9	13	(4)	-31%	13	52	51
Interest on FHLB and other borrowings	135	178	(43)	-24%	148	1,630	1,833
Interest on other borrowings	311	470	(159)	-34%	263	680	845

Total interest expense	2,022	2,602	(580)	-22%	2,129	10,402	12,335

Net interest income	8,446	8,678	(232)	-3%	8,517	33,023	28,994
Provision for loan and lease losses	2,211	4,450	(2,239)	-50%	2,580	12,850	9,475

Net interest income after provision for loan losses	6,235	4,228	2,007	47%	5,937	20,173	19,519
Noninterest income:
Service charges on deposit accounts	50	63	(13)	-21%	52	260	390
Payroll and benefit processing fees	99	107	(8)	-7%	102	448	452
Earnings on cash surrender value – Bank owned life insurance	117	112	5	4%	119	438	418
Net gain on sale of securities available-for-sale	532	179	353	197%	655	1,981	2,438
Gain on settlement of put reserve	—	1,750	(1,750)	—%	—	1,750	—
Merchant credit card service income, net	39	65	(26)	-40%	33	235	—
Mortgage banking revenue, net	4,346	3,281	1,065	32%	2,550	14,328	5,327
Other income	118	91	27	30%	114	351	1,038

Total noninterest income	5,301	5,648	(347)	-6%	3,625	19,791	10,063
Noninterest expense:
Salaries and related benefits	4,994	4,162	832	20%	4,068	15,903	10,882
Occupancy and equipment expense	742	952	(210)	-22%	800	3,660	3,405
Write down of other real estate owned	—	129	(129)	-100%	370	1,571	161
FDIC insurance premium	300	250	50	20%	363	1,016	1,274
Data processing fees	92	52	40	77%	91	270	282
Professional service fees	513	216	297	138%	595	1,726	820
Deferred compensation expense	136	126	10	8%	131	493	478
Stationery and supplies	63	35	28	80%	88	258	185
Postage	47	58	(11)	-19%	44	198	147
Directors’ expense	67	56	11	20%	67	266	299
Other expenses	788	1,260	(472)	-37%	1,237	4,970	2,691

Total noninterest expense	7,742	7,296	446	6%	7,854	30,331	20,624

Income before provision for income taxes	3,794	2,580	1,214	47%	1,708	9,633	8,958
Provision for income taxes	1,403	916	487	53%	216	3,159	2,690

Net Income	2,391	1,664	727	44%	1,492	6,474	6,268
Less: Net income (loss) attributable to noncontrolling interest	348	105	243	231%	6	254	263

Net income attributable to Bank of Commerce Holdings	$2,043	$1,559	$484	31%	$1,486	$6,220	$6,005

Less: Preferred dividend and accretion on preferred stock	334	235	99	42%	235	940	942
Income available to common stockholders	$1,709	$1,324	$385	29%	$1,251	$5,280	$5,063

Basic earnings per share	$0.10	$0.08	$0.02		$0.07	$0.35	$0.58
Weighted average shares – basic	16,991	16,991	—		16,991	14,951	8,711
Diluted earnings per share	$0.10	$0.08	$0.02		$0.07	$0.35	$0.58
Weighted average shares – diluted	16,991	16,991	—		16,991	14,951	8,711
Cash dividends declared	$0.03	$0.03	$—		$0.03	$0.18	$0.24

Table 14

BALANCE SHEET

(Dollars in thousands)	September 30, 2011	September 30, 2010	Change		June 30, 2011
			$	%
ASSETS
Cash and due from banks	$30,961	$27,763	$3,198	12%	$19,091
Interest bearing deposits in other banks	27,476	43,188	(15,712)	-36%	29,225

Cash and cash equivalents	58,437	70,951	(12,514)	-18%	48,316
Investment securities	165,704	166,925	(1,221)	-1%	162,184
Total portfolio loans	589,597	611,027	(21,430)	-4%	595,781
Allowance for loan losses	10,590	15,452	(4,862)	-31%	13,363

Loans, net	579,007	595,575	(16,568)	-3%	582,418
Mortgage loans held for sale	75,805	41,025	34,780	85%	26,067
Total interest earning assets	889,543	889,928	(385)	—%	832,348
Bank premises and equipment, net	9,664	9,842	(178)	-2%	9,691
Goodwill	3,695	3,695	—	—%	3,695
OREO, net	1,665	2,020	(355)	-18%	1,793
Other assets	34,194	34,239	(45)	—%	34,358

TOTAL ASSETS	$928,171	$924,272	$3,899	—%	$868,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand – noninterest bearing	$99,431	$90,613	$8,818	10%	$87,643
Demand – interest bearing	175,745	161,154	14,591	9%	149,917
Savings accounts	94,519	82,761	11,758	14%	93,698
Certificates of deposit	280,887	305,503	(24,616)	-8%	294,173

Total deposits	650,582	640,031	10,551	2%	625,431
Securities sold under agreements to repurchase	15,701	11,328	4,373	39%	15,353
Federal Home Loan Bank borrowings	111,000	141,000	(30,000)	-21%	91,000
Mortgage warehouse line of credit	11,290	—	11,290	100%	4,236
Junior subordinated debentures	15,465	15,465	—	—%	15,465
Other liabilities	11,377	11,669	(292)	-3%	8,843

Total Liabilities	$815,415	$819,493	$(4,078)	—%	$760,328
Total Equity – Bank of Commerce Holdings	109,847	102,460	7,387	7%	105,633
Noncontrolling interest in subsidiary	2,909	2,319	590	25%	2,561

Total Stockholders’ Equity	112,756	104,779	7,977	8%	108,194

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$928,171	$924,272	$3,899	—%	$868,522

Table 15

AVERAGE BALANCE SHEET (Year to Date)

(Dollars in thousands)	September 30, 2011	September 30, 2010	June 30, 2011	December 31, 2010	December 31, 2009
Earning assets:
Loans	$634,945	$625,396	$626,685	$640,213	$589,336
Tax exempt securities	50,330	38,452	50,899	42,172	28,384
US government securities	24,661	26,631	29,480	27,423	8,606
Mortgage backed securities	68,422	45,368	73,500	48,972	53,722
Other securities	41,828	11,080	42,256	16,946	3,199
Interest bearing due from banks	67,560	71,984	69,205	62,651	64,454
Fed funds sold	—	995	—	995	13,438

Average earning assets	887,746	819,906	892,025	839,372	761,139
Cash and DFB	2,240	1,758	1,985	1,473	493
Bank premises	9,531	9,875	9,576	9,814	10,322
Other assets	21,122	41,518	21,114	55,440	32,257

Average total assets	$920,639	$873,057	$924,700	$906,099	$804,211

Interest bearing liabilities:
Demand – interest bearing	$154,882	$133,494	$148,473	$146,210	$145,542
Savings deposits	91,918	74,310	90,714	76,718	62,846
CDs	301,607	329,456	307,094	321,051	317,417
Repurchase agreements	14,723	11,971	14,224	12,274	11,006
Other borrowings	148,418	117,271	156,756	128,242	122,057

	711,548	666,502	717,261	684,495	658,868
Demand – noninterest bearing	96,802	92,204	95,641	94,253	69,250
Other liabilities	4,908	21,621	5,617	31,714	9,467
Shareholders’ equity	107,381	92,730	106,181	95,637	66,626

Average liabilities & equity	$920,639	$873,057	$924,700	$906,099	$804,211

BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:

Raymond James Financial / Howe Barnes

John T. Cavender

555 Market Street

San Francisco, CA (800) 346-5544

Hill, Thompson, Magid & Co. Inc / R.J. Dragani

15 Exchange Place, Suite 800

Jersey City, New Jersey 07030 (201) 369-2908

Keefe, Bruyette & Woods, Inc. /

Dave Bonaccorso

101 California Street, 37th Floor

San Francisco, CA 94105 (415) 591-5063

Sandler & O’Neil /Bryan Sullivan

919 Third Avenue, 6th Floor

New York, NY 10022 (888) 383-3112

McAdams Wright Ragen, Inc. /Joey Warmenhoven

1121 SW Fifth Avenue

Suite 1400

Portland, Oregon 97204 (866) 662-0351

Stifel Nicolaus

Perry Wright

1255 East Street #100

Redding, CA 96001 (530) 244-7199

Contact Information:

Patrick J. Moty, President & CEO 530-722-3953

Linda J. Miles, Executive Vice President & Chief Operating Officer 530-722-3955

Samuel D. Jimenez, Executive Vice President & Chief Financial Officer 530-722-3952